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                                                                    EXHIBIT 23.3

                    [REZNICK FEDDER & SILVERMAN LETTERHEAD]

                                AUGUST 5, 1999

Humphrey Hospitality Trust, Inc.
Silver Spring, Maryland

Tucker Anthony Cleary Gull
Boston, Massachusetts

     We hereby consent to the inclusion of our reports on the consolidated balance sheets of Humphrey Hospitality Trust, Inc. as of December 31, 1998 and 1997 and the related consolidated statements of income, shareholders' equity, and cash flows for each of the three years in the period ended December 31, 1998 and the balance sheets of Humphrey Hospitality Management, Inc. as of December 31, 1998 and 1997 and the related statements of income, shareholder's equity, and cash flows for each of the three years in the period ended December 31, 1998, in Form S-4, Registration Statement under the Securities Act of 1933, dated August 5, 1999 relating to the issuance of 6,543,810 shares of common stock of Humphrey Hospitality Trust, Inc.

                                             REZNICK FEDDER & SILVERMAN



                                            By: /s/ RICHARD G. SCHAEFER
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